UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Pitney Bowes Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

On March 22, 2023, Pitney Bowes Inc. (the “Company”) issued the following email to employees in connection with the Company’s 2023 annual meeting of shareholders (the “Annual Meeting”). A copy of the email can be found below:

Due to the urgency of this message, machine translations are available on OurPB. | En raison de la nature urgente de ce message, sachez que vous pouvez obtenir des traductions automatiques sur le site OurPB. | Aufgrund der Dringlichkeit der Nachricht, finden Sie eine maschinelle Übersetzung im OurPB.

Many employees who own shares of Pitney Bowes stock have been asking questions about how to vote. Emails with links to vote and hard copy GOLD proxy ballots and other information about the upcoming annual meeting have started to arrive in mailboxes and emails. Below is information that may help you to vote your shares of Pitney Bowes stock:

Note that employees may hold shares directly at Broadridge, through Morgan Stanley, through the Employee Stock Purchase Plan or through a bank or broker. MANY EMPLOYEES HOLD SOME OF THEIR SHARES IN MORE THAN ONE OF THESE PLACES. To be sure that you vote all of your shares, you can vote every gold ballot that you receive. There is no need to worry about voting shares more than once; only the latest dated votes will count.

You will also shortly be receiving white proxy cards from Hestia. We encourage shareholders NOT to sign, return or vote any white proxy card sent to you by Hestia.

If you hold your shares through Morgan Stanley (formerly Shareworks/Solium)

You will receive instructions either via mail or email based on your account preferences. Please use the voting forms and instructions provided by the plan administrator which will allow for online voting or return via mail. If you have not received your proxy materials or need other information regarding your GOLD voting control number, please call Morgan Stanley at 877-380-7793.

If you are a registered stockholder

That is, you hold shares in your name directly on the books of our transfer agent, Broadridge Corporate Issuer Solutions (“Broadridge”), and not through a bank, broker or other nominee, you will receive instructions via mail. You may choose one of two methods to submit your proxy to have your shares voted in advance of the Annual Meeting:

Internet
You may submit your proxy online via the Internet by accessing the following website and following the instructions provided: www.proxyvoting.com/PBI . You may navigate to the online voting site by entering your 15-digit control number found on your GOLD proxy card. After receiving printed copies of the proxy materials, have your proxy card ready when you access the site and follow the prompts to record your vote. This vote will be counted immediately and there is no need to mail in any proxy card you may have received.

Mail If you received your Annual Meeting material by mail, you also may choose to vote your proxy by completing, signing, dating and returning the enclosed GOLD proxy card.

If you are the beneficial owner of shares

That is, you hold your shares through an intermediary such as a broker (i.e., Schwab or E-Trade) or bank, you will receive instructions from your broker or bank as to how to vote your shares or submit a proxy to have your shares voted. Please use the voting forms and instructions provided by your bank or broker. In most cases, you will be able to do this by mail or via the Internet.

Every vote counts.

For assistance with voting or any questions, please contact our independent proxy solicitor, Morrow Sodali at PBI@investor.morrowsodali.com.

Thank you for your continued hard work and attention to this important matter.

About Pitney Bowes

Pitney Bowes (NYSE: PBI) is a global shipping and mailing company that provides technology, logistics, and financial services to more than 90 percent of the Fortune 500. Small business, retail, enterprise, and government clients around the world rely on Pitney Bowes to remove the complexity of sending mail and parcels. For the latest news, corporate announcements and financial results visit https://www.pitneybowes.com/us/newsroom.html. For additional information visit Pitney Bowes at www.pitneybowes.com.

Forward-Looking Statements

The above materials contain “forward-looking statements” about the Company’s expected or potential future business and financial performance. Forward-looking statements include, but are not limited to, statements about future revenue and earnings guidance and future events or conditions. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that could cause actual results to differ materially from those projected. In particular, we continue to navigate the impacts of the Covid-19 pandemic (Covid-19) as well as the risk of a global recession, and the effects that they may have on our and our clients’ business. Other factors which could cause future financial performance to differ materially from expectations, and which may also be exacerbated by Covid-19 or the risk of a global recession or a negative change in the economy, include, without limitation, declining physical mail volumes; changes in postal regulations or the operations and financial health of posts in the U.S. or other major markets or changes to the broader postal or shipping markets; the loss of, or significant changes to, United States Postal Service (USPS) commercial programs, or our contractual relationships with the USPS or USPS’ performance under those contracts; our ability to continue to grow and manage volumes, gain additional economies of scale and improve profitability within our Global Ecommerce segment; changes in labor and transportation availability and costs; and other factors as more fully outlined in the Company’s 2022 Form 10-K Annual Report and other reports filed with the Securities and Exchange Commission (the “SEC”). Pitney Bowes assumes no obligation to update any forward-looking statements contained in this document as a result of new information, events or developments.

Important Additional Information and Where to Find It

Pitney Bowes has filed a definitive proxy statement (the “Proxy Statement”) and other documents with the SEC in connection with its solicitation of proxies from shareholders in respect of Pitney Bowes’ 2023 annual meeting of shareholders. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ ALL RELEVANT DOCUMENTS, INCLUDING PITNEY BOWES’ PROXY STATEMENT AND ANY AMENDMENTS AND SUPPLEMENTS THERETO AND THE ACCOMPANYING GOLD PROXY CARD, FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN, OR WILL CONTAIN, IMPORTANT INFORMATION ABOUT PITNEY BOWES. Shareholders may obtain free copies of the Proxy Statement and other relevant documents that Pitney Bowes files with the SEC and on Pitney Bowes’ website at http://www.pitneybowes.com or from the SEC’s website at http://www.sec.gov.